LIMITED POWER OF ATTORNEY

KNOW EVERYONE BY THESE PRESENT, which are intended to constitute a LIMITED POWER OF ATTORNEY that, Yousan Su, an individual (the “Individual”), with an address at Suite 2-901, Building 5, Beichen Green Garden, Beiyuan Road, Chaoyang District, Beijing, China 100107 does hereby appoint Chi Wu, 745 E. Valley Blvd. # 326, San Gabriel, CA 91776, as attorney-in-fact to act in its name, place and stead in any way which it itself could do, if it were personally present, with respect to the following matters to the extent that it is permitted by law to act through an agent:

To execute in the Individual’s name all documents, certificates, instruments, statements, filings or agreements, including but not limited to a Uniform Application For Access Codes to File on Edgar (Form ID) and Authentication, to be filed with or delivered to the United States Securities and Exchange Commission or requested or required by any other person or entity for the purpose of obtaining Edgar filings codes.

Third parties may rely upon the representations of the attorney-in-fact as to all matters regarding powers granted to the attorney-in-fact. No person who acts in reliance on the representations of the attorney-in-fact or the authority granted under this Power of Attorney shall incur any liability to the Individual for permitting the attorney-in-fact to exercise any power prior to actual knowledge that the Power of Attorney has been revoked or terminated by operation of law or otherwise.

No attorney-in-fact named or substituted in this power shall incur any liability to the Individual for acting or refraining from acting under this power.  The Individual agrees to indemnify and hold harmless any agent named or substituted in this power for any court costs, civil judgments, or reasonable attorney fees that are incurred as a result of exercising the powers described herein.

Photocopies of this signed Power of Attorney shall be treated as original counterparts.

IN WITNESS WHEREOF, the undersigned has duly executed this Limited Power of Attorney on the date set forth below:

Date: January 5, 2011	/s/ Yousan Su
Yousan Su